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                                                                  Exhibit 3.3(g)

                              ARTICLES OF AMENDMENT

                                       OF

                            BEAZER-COHN REALTY CORP.

                                       I.

      The name of the Corporation is:

                            BEAZER-COHN REALTY CORP.

                                       II.

      The Articles of Incorporation of the Corporation are hereby amended to change the Corporation's name to:

                               BEAZER REALTY CORP.

                                      III.

      The proposed Articles of Amendment was adopted by the written consent of the shareholders of the Corporation by Join Corporate Action dated August 10, 1995.

      IN WITNESS WHEREOF, BEAZER-COHN REALTY CORP., caused these Articles of Amendment to be executed, its corporate seal to be affixed and the foregoing to be attested, all by its duly authorized officer on this 15th day of January, 1996.

                             BEAZER-COHN REALTY CORP.


                             By: /s/ Ian J. McCarthy
                                 -----------------------------------
                                 IAN J. McCARTHY, Its Chairman

                                    [CORPORATE SEAL]

ATTEST:

By: /s/ Jennifer P. Jones
    ------------------------------
    JENNIFER P. JONES, Secretary